Exhibit 99.1

System1 Announces Strong Third Quarter 2024 Financial Results

All Key Financial Results At or Above the High-End of Guidance Range

•Revenue Increased 1% Over Prior Year to $88.8 Million
•GAAP Gross Profit Flat Over Prior Year at $24.8 Million
•Adjusted Gross Profit Increased 1% Over Prior Year to $37.6 Million
•GAAP Net Loss Increased $4.7 million Over Prior Year to $30.6 Million
•Adjusted EBITDA Increased 27% Over Prior Year to $10.3 Million

LOS ANGELES, CA – November 7, 2024 – System1, Inc. (NYSE: SST) ("System1" or the "Company"), an omnichannel customer acquisition marketing platform, today announced its financial results for the third quarter of 2024.

"We are pleased to report another solid quarter where our key metrics were either at or above the high end of our financial guidance for the period," commented Michael Blend, System1’s Co-Founder & Chief Executive Officer. "We are seeing strong execution by our team across our business lines, especially in our Owned and Operated products, and our tight focus on operating efficiency is showing up in our financial results."

Tridivesh Kidambi, Chief Financial Officer of System1, commented, "We are pleased to report our third quarter financial results and are especially heartened to return to year-over-year growth across several of our key financial metrics. We remain committed to delivering strong financial results, while also continuing to focus on operating expense reduction initiatives. We remain bullish on the long-term prospects of the business and look forward to a strong finish to this year."

Note: Adjusted Gross Profit and Adjusted EBITDA are non-GAAP metrics that are defined and reconciled at the end of this release.

Third Quarter 2024 Highlights

•CouponFollow.com experienced an over 100% year-over-year increase in organic sessions to its website, and users of our savings-focused browser extensions more than doubled.

•Startpage completed the roll out of its Private Browser app launching the Android version, and has seen significant downloads and engagement – with more than 200,000 downloads across Android and iOS.

•MapQuest finalized a new multi-year deal with HERE to serve as its backend mapping technology provider allowing for an improved user experience and mapping performance, while also offering significant cost savings throughout the term of the partnership.

Exhibit 99.1

About System1, Inc.

System1 combines best-in-class technology & data science to operate its advanced Responsive Acquisition Marketing Platform (RAMP). System1’s RAMP is omnichannel and omnivertical, and built for a privacy-centric world. RAMP enables the building of powerful brands across multiple consumer verticals, the development & growth of a suite of privacy-focused products, and the delivery of high-intent customers to advertising partners. For more information, visit www.system1.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, particularly any statements or materials regarding System1’s future results. Forward-looking statements include, but are not limited to, statements regarding System1 or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "might," "plan," "possible," "potential," "predict," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause System1’s actual financial results or operating performance to be materially different from those expressed or implied by these forward-looking statements. Readers or users of this press release should evaluate the risk factors summarized below, which summary list is not exclusive. Readers or users of this press release should also carefully review the "Risk Factors" and other information included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2023, as well as our Form 10-Qs, Form 8-Ks and other reports filed with the Securities and Exchange Commission (the "SEC") from time to time. Please refer to these SEC filings for additional information regarding the risks and other factors that may impact System1’s business, prospects, financial results and operating performance.

Such risks, uncertainties and assumptions include, but are not limited to: (1) our ability to maintain our key relationships with network partners and advertisers, including our monetization arrangements; (2) our ability to collect, process, effectively utilize and safely store the first party data that we obtain through our services; (3) the performance of our responsive acquisition marketing platform, or RAMP; (4) changes in customer demand for our services and our ability to quickly adapt to such changes; (5) our ability to maintain and attract consumers and advertisers in the face of changing economic or competitive conditions; (6) our ability to improve and maintain adequate internal control over financial reporting and remediate identified material weaknesses; (7) our ability to successfully source and complete acquisitions and to integrate the operations of companies System1 acquires; (8) our ability to raise financing in the future as and when needed or on market terms; (9) our ability to compete with existing competitors and the entry of new competitors in the market; (10) changes in applicable laws or regulations impacting the business which we operate and our ability to maintain compliance with the various laws that our business and operations are subject to; (11) our ability to protect our intellectual property rights; and (12) other risks and uncertainties indicated from time to time in our filings with the SEC. The foregoing list of factors is not exclusive.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from any forward-looking statements contained in this press release. System1’s independent auditors have not audited, reviewed, compiled or performed any procedures with respect to the forward-looking statements for the purpose of their inclusion in this press release, and accordingly, do not express an opinion or provide any other form of assurance with respect thereto for the purpose of this press release. System1 will not undertake any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that such trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Exhibit 99.1

Non-GAAP Measures: Adjusted Gross Profit and Adjusted EBITDA

Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures and represent key metrics used by System1’s management and board of directors to measure the operational strength and performance of its business, to establish budgets, and to develop operational goals for managing its business. Adjusted Gross Profit (Loss) is defined as gross profit plus depreciation and amortization related to cost of revenues. Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation and amortization expense, stock-based compensation expenses, deferred compensation, management fees, minority interest expense, restructuring charges, impairment and certain discrete items impacting results in a particular period.

System1 believes Adjusted Gross Profit and Adjusted EBITDA are relevant and useful metrics for investors because it allows investors to view performance in a manner similar to the method used by management. There are limitations on the use of Adjusted Gross Profit and Adjusted EBITDA and it may not be comparable to similarly titled measures of other companies. Other companies, including companies in System1’s industry, may calculate non-GAAP financial measures differently than System1 does, limiting the usefulness of those measures for comparative purposes.

Adjusted Gross Profit should not be considered a substitute for revenue or gross profit. Adjusted EBITDA should not be considered a substitute for income (loss) from operations, net income (loss), or net income (loss) attributable to System1 on a consolidated basis that System1 reports in accordance with GAAP. Although System1 uses Adjusted Gross Profit and Adjusted EBITDA as financial measures to assess the performance of its business, such use is limited because it does not include certain costs necessary to operate System1’s business. System1’s presentation of Adjusted Gross Profit and Adjusted EBITDA should not be construed as indications that its future results will be unaffected by unusual or nonrecurring items.

Exhibit 99.1

Unaudited Condensed Consolidated Statements of Operations
(In thousands)

	Three Months Ended September 30,
	2024	2023
Revenue	$88,832	$87,818
Operating expenses:
Cost of revenue (excluding depreciation and amortization)	51,171	50,585
Salaries and benefits	29,177	26,695
Selling, general, and administrative	10,172	11,808
Depreciation and amortization	20,128	19,584
Total operating expenses	110,648	108,672
Operating loss	(21,816)	(20,854)
Other expense (income):
Interest expense, net	7,957	13,053
(Gain) loss from debt extinguishment	—	619
Change in fair value of warrant liabilities	281	(7,482)
Total other expense (income), net	8,238	6,190
Loss before income tax	(30,054)	(27,044)
Income tax expense (benefit)	585	(1,116)
Net loss from continuing operations	(30,639)	(25,928)
Net loss from discontinued operations, net of tax	—	(137,209)
Net loss	(30,639)	(163,137)
Less: Net loss from continuing operations attributable to non-controlling interest	(7,037)	(6,081)
Less: Net loss from discontinued operations attributable to non-controlling interest	—	(25,566)
Net loss attributable to System1, Inc.	$(23,602)	$(131,490)

Exhibit 99.1

Unaudited Condensed Consolidated Balance Sheets
(In thousands, except for par values)

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$69,092	$135,343
Restricted cash, current	4,129	3,813
Accounts receivable, net	57,602	56,093
Prepaid expenses and other current assets	4,382	6,754
Total current assets	135,205	202,003
Restricted cash, non-current	371	4,294
Property and equipment, net	2,431	3,084
Internal-use software development costs, net	14,230	11,425
Intangible assets, net	241,006	297,001
Goodwill	82,407	82,407
Operating lease right-of-use assets	3,298	4,732
Other non-current assets	365	524
Total assets	$479,313	$605,470
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,423	$9,499
Accrued expenses and other current liabilities	71,072	59,314
Operating lease liabilities, current	2,330	2,333
Debt, net	16,338	15,271
Total current liabilities	99,163	86,417
Operating lease liabilities, non-current	1,821	3,582
Long-term debt, net	259,236	334,232
Warrant liability	1,217	2,688
Deferred tax liability	6,726	8,307
Other non-current liabilities	8,304	929
Total liabilities	376,467	436,155
Stockholder's Equity:
Class A common stock - $0.0001 par value; 500,000 shares authorized, 70,460 and 65,855 Class A shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$7	$7
Class C common stock - $0.0001 par value; 25,000 shares authorized, 21,204 and 21,513 Class C shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	858,740	843,112
Accumulated deficit	(768,174)	(707,662)
Accumulated other comprehensive loss	(262)	(181)
Total stockholders' equity attributable to System1, Inc.	90,313	135,278
Non-controlling interest	12,533	34,037
Total stockholders' equity	102,846	169,315
Total liabilities and stockholders' equity	$479,313	$605,470

Exhibit 99.1

The following table reconciles net loss to Adjusted EBITDA for the periods presented (in millions):

	Three Months Ended September 30,
	2024	2023
Net loss from continuing operations	$(30.6)	$(25.9)
Plus:
Income tax expense (benefit)	0.6	(1.1)
Interest expense	8.0	13.1
Depreciation and amortization	20.1	19.6
Other expense	—	0.6
Stock-based compensation & distributions to members	3.8	5.3
Gain on extinguishment of debt	—	0.6
Non-cash revaluation of warrant liability	0.3	(7.5)
Acquisition and restructuring costs	8.1	3.4
Adjusted EBITDA	$10.3	$8.1

Exhibit 99.1

The following table reconciles Revenue to Gross Profit and Adjusted Gross Profit for the periods presented (in millions):

	Three Months Ended September 30,
	2024	2023
Revenue	$88.8	$87.8
Less: Cost of revenue (excluding depreciation and amortization)	(51.2)	(50.6)
Less: Depreciation and amortization related to cost of revenue	(12.8)	(12.5)
Gross profit	24.8	24.7
Add: Depreciation and amortization related to cost of revenue	12.8	12.5
Adjusted Gross Profit	$37.6	$37.2

Investors:
Brett Milotte
ICR, Inc.
Brett.Milotte@icrinc.com